UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
February 6, 2016
Date of Report (Date of earliest event reported)

INFOBLOX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35507	20-0062867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara,		95054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 986-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2016, Infoblox Inc. (“Infoblox” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IID Security, Inc., a Delaware corporation (“IID”), Niners Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, as the stockholders agent. On February 8, 2016, the Company consummated the acquisition of IID pursuant to the Merger Agreement (the “Acquisition”) and IID became a wholly owned subsidiary of Infoblox.
Pursuant to the terms of the Merger Agreement, all outstanding shares of IID capital stock and vested options or warrants to purchase IID capital stock have been cancelled in exchange for an aggregate of $45 million in cash, subject to certain adjustments. A portion of the aggregate consideration will be subject to a holdback to secure the indemnification obligations of IID securityholders. The Merger Agreement contains customary representations, warranties and covenants by Infoblox and IID.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOBLOX INC.

Date	February 8, 2016	By:	/s/ Janesh Moorjani
Janesh Moorjani
Chief Financial Officer